                            TERMS OF CLASS A WARRANTS

         1. Warrants/Warrant Certificates. Each Warrant shall entitle the holder (the "Registered Holder" or, in the aggregate, the "Registered Holders") in whose name the Warrant Certificate shall be registered on the books maintained by the Company to purchase one share of Common Stock of the Company on exercise thereof, subject to modification and adjustment as provided in Section 7. A copy of the form of Warrant Certificate is attached hereto as Exhibit A.

         Subject to the provisions of Sections 3, 5 and 6, the Company shall deliver Warrant Certificates in required whole number denominations to Registered Holders in connection with any transfer or exchange permitted under this Agreement. Except as provided in Section 6 hereof, no Warrant Certificates shall be issued except (i) Warrant Certificates initially issued hereunder, (ii) Warrant Certificates issued on or after the initial issuance date, upon the exercise or conversion of any Warrants, to evidence the unexercised or unconverted Warrants held by the exercising Registered holder, and (iii) Warrant Certificates issued after the initial issuance date, upon any transfer or exchange of Warrant Certificates or replacements of lost or mutilated Warrant Certificates.

         2. Form and Execution of Warrant Certificates. The Warrant Certificates shall be substantially in the form attached as Exhibit A. The Warrant Certificates shall be dated as of the date of their issuance, whether on initial issuance, transfer, or exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates.

         Each such Warrant Certificate shall be numbered serially in accordance with the Common Stock initially attached thereto with the letters "WA" appearing on each Warrant Certificate.

         3.       Exercise and Conversion.

                  (a) Subject to the provisions of Sections 4 and 7, the Warrants may be exercised at a price (the "Exercise Price") of $.625 in whole or in part at any time during the period (the "Exercise Period") commencing August 31, 2001, and terminating August 31, 2006 (the "Expiration Date"), unless extended by a majority vote of the Company's Board of Directors at its discretion. The Company shall promptly notify the Company of any extension of the Exercise Period of the Warrants.

         A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date (the "Exercise Date") of the surrender for exercise of the Warrant Certificate. The exercise form shall be executed by the Registered Holder thereof or his attorney duly authorized in writing and will be delivered together with payment to the Company in cash, bank wired funds, or by bank or certified check, of an amount equal to the aggregate applicable Exercise Price, in lawful money of the United States of America.

                  (b) In addition to and without limiting the rights of the Warrant Holder under the terms of the Warrant, the Holder shall have the right (the "Conversion Right") to convert the Warrant evidenced by this certificate or any portion thereof into Shares as provided in this section at any time or from time to time prior to its expiration.

         Upon exercise of the Conversion Right with respect to a particular number of Shares (the "Conversion Shares"), the Company shall deliver to the Holder, without payment by the Holder of any Exercise Price or any cash or other consideration, that number of Shares equal to the value (as determined below) of the Warrants computed using the following formula:

                           X = Y(A-B)
                           ---------
                               A

Where:                     X =   the number of Shares to be issued to the
                                 Holder;

                           Y = the number of Warrants to be exercised under the Warrant;

                           A = the Current Market Price of one share of Common Stock; and

                           B =   the Share Exercise Price.

         No fractional securities shall be issuable upon exercise of the Conversion Right, and if the number of securities to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the Current Market Price of the resulting fractional Share.

         The Current Market Price shall be determined as follows: (a) if the security at issue is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or quoted on either the Nasdaq National Market or the Nasdaq Small Cap Market, the Current Market Price shall be the last reported high bid price of that security on such exchange or system at 4:00 PM EST on the day immediately before the event; or (b) if the security at issue is not so listed or quoted or admitted to unlisted trading privileges, the Current Market Price shall be the last reported high bid price of that security on the OTC Bulletin Board at 4:00 PM EST on the day immediately before the event; or (c) if the security at issue is not so listed or quoted or admitted to unlisted trading privileges and bid and asked prices are not reported, the Current Market Price shall be determined in such reasonable manner as may be prescribed from time to time by the Board of Directors of the Company.

         The Conversion Right may be exercised by the Holder by the surrender of the Warrant at the principal office of the Company or at the office of the Company's stock transfer agent, if any, together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of Shares subject to the Warrant which are being surrendered on the reverse side of the Warrant, in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of the Warrant, or on such later date as is specified therein (the "Conversion Date"), but not later than the Expiration Date. Certificates for the Converted Shares issuable upon exercise of the Conversion Right, together with a check in payment of any fractional Warrant Share and, in the case of a partial exercise a new Warrant evidencing the Warrant Shares remaining subject to the Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder within seven (7) days following the Conversion Date.

                  (c) Unless Warrant Shares may not be issued as provided herein, the person entitled to receive the number of Warrant Shares deliverable on exercise or conversion shall be treated for all purposes as the holder of such Warrant Shares as of the close of business on the Exercise or Conversion Date. In addition, the Company shall also, at such time, verify that all of the conditions precedent to the issuance of Warrant Shares set forth in Section 4 have been satisfied as of the Exercise or Conversion Date. If any one of the conditions precedent set forth in Section 4 are not satisfied as of the Exercise or Conversion Date, the Company shall request written instructions from the Registered Holder as to whether to return the Warrant and Exercise Price (if applicable) to the exercising or converting Registered Holder or to hold the same until all such conditions have been satisfied. The Company shall not be obligated to issue any fractional share interests in Warrant Shares issuable or deliverable on the exercise or conversion of any Warrant but cash will be paid in lieu of any fractional share. If more than one Warrant shall be exercised or converted at one time by the same Registered Holder, the number of full

Shares which shall be issuable on exercise or conversion thereof shall be computed on the basis of the aggregate number of full shares issuable on such exercise or conversion.

         Within ten days after the Exercise or Conversion Date, and in any event prior to the applicable Expiration Date, pursuant to a Stock Transfer Agreement between the Company and its stock transfer agent, the Company shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the number of Warrant Shares deliverable on such exercise or conversion. No adjustment shall be made in respect of cash dividends on Warrant Shares delivered on exercise or conversion of any Warrant.

         The Company may deem and treat the Registered Holder of the Warrants at any time as the absolute owner thereof for all purposes., The Warrants shall not entitle the holder thereof to any of the rights of shareholders or to any dividend declared on the Common Stock unless the holder shall have exercised or converted the Warrants and purchased the shares of Common Stock prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Stock entitled to such dividend or other right.

         4. Reservation of Shares and Payment of Taxes. The Company covenants that it will at all times reserve and have available from its authorized Common Stock such number of shares as shall then be issuable on the exercise of all outstanding Warrants. The Company covenants that all Warrant Shares which shall be so issuable shall be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

         If any shares of Common Stock to be reserved for the purpose of exercise of warrants hereunder require any other registration with or approval of any government authority under any federal or state law before such shares may be validly issued or delivered, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. No Warrant Shares shall be issued unless and until any such registration requirements for which no valid exemption exist have been satisfied.

         5. Registration of Transfer. The Warrant Certificates may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Company at its Corporate Office. The Company shall keep transfer books at its Corporate Office that shall register Warrant Certificates and the transfer thereof. On due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute, issue, and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants. All Warrant Certificates presented for registration of transfer or exercise shall be duly endorsed or be accompanied by a written instrument or instruments or transfer in form satisfactory to the Company. At the time of exercise the Company shall be responsible for any transfer fees and or taxes payable upon issuance of the common stock unless Registered Holder requests such common stock to be registered in a name other than Registered Holder.

         All Warrant Certificates so surrendered, or surrendered for exercise or conversion, or for exchange in case of mutilated Warrant Certificates, shall be promptly cancelled by the Company and thereafter retained by the Company. Prior to due presentment for registration of transfer thereof, the Company may treat the Registered Holder of any Warrant Certificate as the absolute owner thereof unless the Company has received written notification of the pledge or hypothecation of the warrant (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Company).

         6. Loss or Mutilation. On receipt by the Company of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, the Company shall execute and deliver in lieu thereof, a new Warrant Certificate representing an equal aggregate number of Warrants. In the case of loss, theft, or destruction of any Warrant Certificate, the individual requesting issuance of a new Warrant Certificate shall be required to indemnify the Company in an amount satisfactory to it. In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and cancelled by the Company prior to delivery of a new Warrant Certificate. Applicants for a new Warrant Certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

         7. Adjustment of Exercise Price and Shares. After each adjustment of the Exercise Price(s) pursuant to this Section 7, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be the number receivable upon exercise thereof prior to such adjustment multiplied by a fraction, the numerator of which shall be the original Exercise Price as defined in Section 3 above and the denominator of which shall be such adjusted Exercise Price. The Exercise Price of the Warrants shall be subject to adjustment as set forth below:

                  (a)(i) In case the Company shall hereafter (A) pay a dividend or make a distribution on its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (B) subdivide its outstanding shares of Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the Exercise Price in effect immediately prior to such action shall be adjusted so that the Registered Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of capital stock of the Company which he would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection, the Registered Holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed with the Company) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

                     (ii) In any case in which this Section 7(a) shall require that an adjustment to the Exercise Price be made immediately following a record date, the Company may elect to defer (but only until five business days following the receipt by the Company of the certificate of independent public accountants described in subsection (i) of Section 7(d)) issuing to the holder of any Warrants exercised after such record date the shares of Common Stock and other capital stock of the Company issuable upon such exercise over and above the shares of Common Stock and other capital stock of the Company issuable upon such exercise on the basis of the Exercise Price prior to adjustment.

                     (iii) No adjustment in the Exercise Price shall be required to be made unless such adjustment would require an increase or decrease of at least $.05; provided, however, that any adjustments which by reason of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7 shall be made to the nearest cent or to the nearest one tenth of a share, as the case may be, but in no event shall the Company be obligated to issue fractional shares upon the exercise of any Warrant.

                  (b) In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a Subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants other than a change in par value or from par value to no par value or from no par value to par value) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Registered Holder of each Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and the Company or its successors shall forthwith file at the Corporate Office of the Company a statement setting forth such provisions signed by (1) its Chairman of the Board or Vice Chairman of the Board or President or a Vice President and (2) by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provisions. Such provisions shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 7(a). The above provisions of this Section 7(b) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, or conveyances.

                  (c) Before taking any action which could cause an adjustment reducing either Exercise Price below the then par value of the shares of Common Stock issuable upon exercise of any Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Exercise Price.

                  (d)(i) Upon any adjustment of the Exercise Price required to be made pursuant to this Section 7, the Company within 30 days thereafter shall
(A) cause to be obtained a certificate of a firm of independent accountants setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based and (B) cause to be mailed to each of the Registered Holders of the Warrants written notice of such adjustment. Where appropriate, such notice may not be given in advance and included as a part of the notice required to be mailed under the provisions of subsection 7(d)(ii).

                  (ii) In case at any time:

                  (A) The Company shall declare any dividend upon its Common Stock payable otherwise than in cash or in Common Stock of the Company; or

                  (B) The Company shall offer for subscription to the holders of its Common Stock any additional shares of stock of any class or any other securities convertible into shares of stock or any rights to subscribe thereto; or

                  (C) There shall be any capital reorganization or reclassification of the capital stock of the Company, or a sale of all or substantially all of the shares of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger with a Subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants other than a change in par value or from par value to no par value or from no par value to par value); or

                  (D) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of said cases, the Company shall cause to be mailed to each of the

Registered Holders of the Warrants, at the earliest practicable time (and, in any event, not less than 20 days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares of stock and other securities and property deliverable upon exercise of the Warrants. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise the Warrants shall terminate).

         8. Reduction in Exercise Price at Company's Option. In addition to any adjustments made to the Exercise Price pursuant to Section 7, the Company's Board of Directors may, at its sole discretion, reduce the Exercise Price of the Warrants in effect at any time either for the life of such Warrants or any shorter period of time determined by the Company's Board of Directors. The Company shall promptly notify the Company and the Registered Holders of any such reductions in the Exercise Price.

         9. Piggy-Back Registration Rights. If at any time prior to the Expiration Date the Company files a registration statement with the Commission pursuant to the Securities Act of 1933, or pursuant to any other act passed after the date of this Agreement, which filing provides for the sale of securities by the Company or any other persons to the public, the Company shall offer to the Registered Holders of the Warrants and the holders of any Warrant Shares the opportunity to register the Warrant Shares at the Company's sole expense. Notwithstanding anything to the contrary, this Section 9 shall not be applicable to a registration statement registering securities issued pursuant to an employee benefit plan or as to a transaction subject to Rule 145 promulgated under the Act or for which a Form S-4 registration statement could be used.

         The Company shall deliver written notice to the Registered Holders of the Warrants and to any holders of the Warrant Shares of its intention to file a registration statement under the Act at least 60 days prior to the filing of such registration statement, and the Registered Holders and holders of Warrant Shares shall have 30 days thereafter to request in writing that the Company register or qualify the Warrant Shares or the Warrant Shares underlying the unexercised portion of the Warrants in accordance with this Section 9. Upon delivery of such a written request within the specified time, the Company shall be obligated to include in its contemplated registration statement all information necessary or advisable to register or qualify the Warrant Shares or Warrant Shares underlying the unexercised portion of the Warrants for a public offering, if the Company does file the contemplated registration statement; provided, however, that neither the delivery of the notice by the Company nor the delivery of a request by a Registered Holder or by a holder of Warrant Shares shall in any way obligate the Company to file a registration statement. Furthermore, notwithstanding the filing of a registration statement, the Company may, at any time prior to the effective date thereof, determine not to offer the securities to which the registration statement relates.

         The Company shall comply with the requirements of this Section 9 at its own expense. That expense shall include, but not be limited to, legal, accounting, consulting, printing, federal and state filing fees, NASD fees, out-of-pocket expenses incurred by counsel, accountants and consultants retained by the Company, and miscellaneous expenses directly related to the registration statement and the offering. However, this expense shall not include the portion of any underwriting commissions, transfer taxes, and the underwriter's accountable and non-accountable expense allowances attributable to the offer and sale of the Warrant Shares and the Warrant Shares underlying the unexercised portion of the Warrants, all of which expenses shall be borne by the Registered Holders of the Warrants and the holders of the Warrant Shares registered.

         10. Modification of Agreement. The Company may make any changes or corrections in this document (i) that it shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or mistake or error herein contained provided, however, this document shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 100% of the Warrants outstanding. Additionally, except as provided in
Section 7, no change in the number or nature of the Warrant Shares purchasable on exercise of a Common Stock Purchase Warrant, increase in the purchase price therefor, or the acceleration of the Expiration Date of a Warrant shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed or allowed by this Agreement.

         11. Notices. All notices, demands, elections, opinions or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, fax, telegram or cable to, in the case of the Company:

                  Elite Logistics, Inc.
                  1201 N. Ave. H
                  Freeport, Texas  77541

with a copy to:   [Name]
                  [Address]
                  [City][State][ZIP]

and if to the Registered Holder of a Purchase Warrant Certificate, at the address of such holder as set forth on the books maintained by the Company.

         12. Severability. If any provision of this document shall be held, declared or pronounced void, voidable, invalid, unenforceable, or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

         13. General Provisions. This document shall be construed and enforced in accordance with, and governed by, the laws of the State of Colorado. Except as otherwise expressly stated herein, time is of the essence in performing hereunder. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement may not be modified or amended or any term or provisions hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. The headings of this document are for convenience in reference only and shall not limit or otherwise affect the meaning hereof.

                                                     Exhibit A - Class A Warrant
                                                        CERTIFICATE NO. WA-ELOG-

THE SECURITIES REPRESENTED BY THIS CERTIEFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHER- WISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND UNDER APPLICABLE STATE LAW, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                                     WARRANT

                      TO PURCHASE SHARES OF COMMON STOCK OF

                              ELITE LOGISTICS, INC.
                              An Idaho Corporation

THIS CERTIFIES that, for value received, [Name][Address][City][State][Zip] or assigns (the "Holder"), is entitled to purchase from Elite Logistics, Inc., a Idaho corporation (the "Company"), up to 10,000 fully paid and nonassessable shares of common stock of the Company (the "Common Stock"), at any time commencing on the date hereof, and terminating on August 31, 2006, at the purchase price of $.625 per share (the "Exercise Price"), as provided in Section 1 of the Terms of Warrants. This Warrant is issued pursuant to the Terms of Warrants (the "Warrant Terms"), and is subject to all the terms thereof, including the registration rights and limitations on transferability set forth therein. The Holder accepts the terms and provisions of this Warrant Certificate, and acknowledges receipt thereof.

         The number of shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as set forth in the Warrant Terms.

         This Warrant may be exercised or converted in whole or in part by presentation of this Warrant with the Purchase Form on the last page hereof duly executed, concurrently with payment of the Aggregate Exercise Price (as defined in Section 3 of the Warrant Terms) at the offices of the Company, 1201 N. Ave. H, Freeport, Texas 77541. Payment of the Aggregate Exercise Price shall be made at the option of the Holder in cash, bank wired funds, or by bank or certified check.

         Upon any partial exercise or conversion of this Warrant, there shall be issued to the Holder a new Warrant in respect of the shares of Common Stock as to which this Warrant shall not have been exercised. This Warrant may be exchanged at the office of the Company by surrender of this Warrant Certificate, properly endorsed either separately or in combination with one or more other Warrants, for one or more new Warrants entitling the Holder thereof to purchase the same aggregate number of shares as were purchased on exercise of the Warrant or Warrants exchanged. No fractional shares will be issued upon the exercise of this Warrant, but the Company may pay the cash value of any fraction upon the exercise of one or more Warrants. This Warrant is transferable at the office of the Company, in the manner and subject to the limitations set forth in the Warrant Agreement.

         The Holder hereof may be treated by the Company and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, and until such transfer on such books, the Company may treat the Holder hereof as the owner for all purposes unless the Company has received written notification of the pledge or hypothecation of the warrant.

         This Warrant does not entitle any Holder hereof to any of the rights of a stockholder of the Company.

This Warrant shall not be valid or obligatory for any purpose until it shall have been signed by the Company.

DATED:

ATTEST
                                            ELITE LOGISTICS, INC.,
                                            a Idaho Corporation

By:


------------------------------              ------------------------------
Secretary                                   Its: President

                                  PURCHASE FORM

                                                              Dated ____________

The undersigned hereby irrevocably elects to exercise the Warrant represented by
this Warrant Certificate No. WA-ELOG to the extent of purchasing       shares of
Common Stock of Elite Logistics, Inc., and hereby makes payment of $ payment of the Aggregate Exercise Price thereof.

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name
    ---------------------------------------------------------------------------
                  (Please type or print name in block letters)

Address
       ------------------------------------------------------------------------

Signature
         -----------------------------------------------------------------------

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED,                   hereby sells, assigns, and transfers unto
                    ------------------

Name
    ---------------------------------------------------------------------------


Address
        -----------------------------------------------------------------------

the right to purchase Common Stock of Elite Logistics, Inc. represented by this Warrant Certificate No. ___ to the extent of __________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the same on the books of the Company with full power of substitution.

Date
     -------------------------------

Signature
         ----------------------------------------------------------------------

                             WARRANT CONVERSION FORM

Pursuant to Section 3(b) of the Warrant Terms, the Holder hereby irrevocably elects to convert Warrants with respect to Shares of the Company into Shares of the Company. A conversion calculation is attached hereto as Exhibit B-1.

         The undersigned requests that certificates for such Shares be issued as follows:

Name:
             ------------------------------------------------------------------

Address:
             ------------------------------------------------------------------

Deliver to:
             ------------------------------------------------------------------

and that a new Warrant Certificate for the balance remaining of the Warrants, if any, subject to the Warrant be registered in the name of, and delivered to, the undersigned at the address stated above.

Date
     ---------------------------------------

Signature
         ----------------------------------------------------------------------

                                                                     Exhibit B-1

                        CALCULATION OF WARRANT CONVERSION



Number of Shares to be issued to the Holder ("Converted Shares")   =  Y(A-B)
                                                                      ------
                                                                        A

Where:                     Y =   the number of Warrants to be exercised under
                                 the Warrant;

                           A = the Current Market Price of one share of Common Stock; and

                           B =   the Exercise Price.

Converted Shares                     =
                                        --------------------------

Fractional Converted Shares          =                            (1)
                                        --------------------------



(1)  Elite Logistics, Inc. to pay for fractional Shares in cash
@ $                      per Share.
   ---------------------


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